EXHIBIT 5

                              SULLIVAN & WORCESTER LLP
                               ONE POST OFFICE SQUARE
                             BOSTON, MASSACHUSETTS 02109
                                   (617) 338-2800
                                FAX NO. 617-338-2880
     IN WASHINGTON, D.C.                                   IN NEW YORK CITY
1025 CONNECTICUT AVENUE, N.W.                              767 THIRD AVENUE
   WASHINGTON, D.C. 20036                              NEW YORK, NEW YORK 10017
       (202) 775-8190                                       (212) 486-8200
    FAX NO. 202-293-2275                                 FAX NO. 212-758-2151






                                                  May 8, 1998



SIS Bancorp, Inc.
1441 Main Street
Springfield, Massachusetts 01102

         Re: Registration Statement on Form S-8 of 340,000 shares of Common Stock, par value $0.01 per share

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933, as amended (the "Act"), by SIS Bancorp, Inc., a Massachusetts corporation (the "Company"), of 340,000 shares (the "Registered Shares") of its Common Stock, par value $.01 per share ("Common Stock"), all of which Registered Shares are to be offered by the Company, the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "Commission") as Exhibit 5 to the Company's registration statement on Form S-8 (the "Registration Statement") under the Act. The Registered Shares are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Act in connection with options granted under the Company's Stock Option Plan, as amended and restated (the "Plan").

         We assume that the number and issuance of options to be granted from time to time pursuant to the Plan have been or will be authorized by proper action of the Company's Board of Directors or the proper committee thereof and that the number, issuance and sale of the Registered Shares to be offered from time to time pursuant to the exercise of such options will be determined in accordance with the parameters described in the Plan, in accordance with the Company's Articles of Organization, as amended (the "Articles"), and applicable Massachusetts law. We further assume that prior to the issuance of any Registered Shares, there will exist, under the Articles, the requisite number of authorized shares of Common Stock for such issuance which are unissued and are not otherwise reserved for issuance.

         We have acted as counsel to the Company in connection with the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Articles as presently in effect, corporate records, certificates and statements of officers and accountants of the Company and of public officials, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth.

SIS Bancorp, Inc.
May 8, 1998
Page 2

         This   opinion  is  limited  to  the  laws  of  the   Commonwealth   of
Massachusetts and we express no opinion with respect to the law of any other jurisdiction.

         Based on and subject to the foregoing, we are of the opinion that, upon the issuance by the Company of Registered Shares pursuant to the exercise of options granted under the Plan and upon delivery of certificates representing such Registered Shares in the manner contemplated by the Plan and the authorization relating thereto by the Company's Board of Directors or the proper committee thereof, the Registered Shares represented by such certificates will be duly authorized, validly issued, fully paid and nonassessable by the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                         Very truly yours,

                                         /s/ Sullivan & Worcester LLP

                                         SULLIVAN & WORCESTER LLP